EXHIBIT 21
February 1996

SUBSIDIARIES OF DYNCORP

Name of Subsidiary  (Active)

Aerotherm Corporation
Dyn Funding Corporation
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings, Inc.
Dyn Network Management, Inc.
Dyn Pacific Aerospace Services, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
DynAir Services Russia Inc.
DynCorp Advanced Repair Technology, Inc.
DynCorp Advanced Technology Services,Inc.
DynCorp Aerospace Operations, Inc.
DynCorp Aerospace Operations (UK) Ltd.
DynCorp Aviation Services, Inc.
DynCorp Environmental, Energy & National Security Programs,Inc.
DynCorp Information & Engineering Technology, Inc.
DynCorp International Services GmbH
DynCorp International Services Inc.
DynCorp International Services Ltd.
DynCorp of Colorado, Inc.
DynCorp Panama, Inc.
DynCorp Tri-Cities Services, Inc.
DynCorp Viar Inc.
DynEx, Inc.
DynTel Corporation
Grupo DynCorp de Mexico
Kwajalein Services, Inc.
TAI Realty Corporation

Other Affiliated Companies

Advanced Repair Technology International Ltd.
Aerospace Center Support (a joint venture)
Composite Technology, Inc.
DBR (a joint venture)
DynKePRO L.L.C.
DynMcDermott Petroleum Operations Company
ITS Medical Systems L.L.C.
NevTech Services Ltd.
NewTech (a joint venture)
Test & Experimentation Services Co. (a joint venture)

Name of Subsidiary  (Inactive)

Anedyn, Inc.
Anedyn Power Company
Audio Technical Services Inc.
Cinco Investors, Ltd
Dyn Logistics Services Inc.
DynAir Caribbean Services, Inc.
DynAir de Mexico S. A. de C. V.
DynAir Services Russia Inc.
DynAir Technical Services, Inc.
Dynalectron Corporation
Dynalectron Systems Inc.
Electric Utility Construction, Inc.
Fuller-Austin Insulation Company
General Systems Engineering, Inc.
OLDHD Systems, Inc.
Pacific TSD Corporation
Sea Mobility Inc.
395146 Alberta Ltd.